Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)   ☐

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)		13-5160382 (I.R.S. employer identification no.)

One Wall Street, New York, N.Y. (Address of principal executive offices)		10286 (Zip code)

ABN AMRO BANK N.V. (Exact name of obligor as specified in its charter)

The Netherlands (State or other jurisdiction of incorporation or organization)		N/A I.R.S. employer identification no.)

Gustva Mahlerlaan 10 1082 PP Amsterdam The Netherlands (Address of principal executive offices)		(Zip code)

Subordinated Notes Due June 4, 2018 (Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

	(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203

Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

	(b)	Whether it is authorized to exercise corporate trust powers.

Yes.
2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R.,229.l0(d).

	1.	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect,which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-l filed with Registration Statement No. 33-6215, Exhibits la and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

	4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

	6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

	7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 5th day of August, 2003.

THE BANK OF NEW YORK

By:	/s/ ROBERT A. MASSIMILLO

Name: ROBERT A. MASSIMILLO Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of one Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business March 31, 2003, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

		Dollar Amounts
ASSETS		In Thousands
Cash and balances due from depository
institutions:
Noninterest-bearing balances. and currency
and coin		$4,389,492
Interest-bearing balances		3,288,212
Securities:
Held-to-maturity securities		654,763
Available-for-sale securities		17,626,360
Federal funds sold in domestic offices		1,759,600
Securities purchased under agreements to
resell		911,600
Loans and lease financing receivables:
Loans and leases held for sale		724,074
Loans and leases, net of unearned
income	32,368,718
LESS: Allowance for loan and
lease losses	826,505
Loans and leases, net of unearned
income and allowance	31,542,213
Trading Assets		7,527,662
Premises and fixed assets (including
capitalized leases)		825,706
Other real estate owned		164
Investments in unconsolidated subsidiaries
and associated companies		260,940
Customers’ liability to this bank on
acceptances outstanding		225,935
Intangible assets
Goodwill		2,027,675
Other intangible assets		75,330
Other assets		4,843,295

Total assets		$76,683,021

LIABILITIES
Deposits:
In domestic offices		$33,212,852
Noninterest-bearing	12,997,086
Interest-bearing	20,215,766
In foreign offices, Edge and Agreement
subsidiaries, and IBFs		24,210,507
Noninterest-bearing	595,520
Interest-bearing	23,614,987
Federal funds purchased in domestic
offices		375,322
Securities sold under agreements to
repurchase		246,755
Trading liabilities		2,335,466
Other borrowed money:
(includes mortgage indebtedness and
obligations under capitalized leases)		959,997
Bank’s liability on acceptances executed and
outstanding		227,253
Subordinated notes and debentures		2,090,000
Other liabilities
		5,716,796

Total liabilities		$69,374,948

Minority interest in consolidated
subsidiaries		540,772

EQUITY CAPITAL
Perpetual preferred stock and related
surplus		0
Common stock		1,135,284
Surplus		1,056,295
Retained earnings		4,463,720
Accumulated other comprehensive income		(112,002)
		0
Other equity capital components
Total equity capital		6,767,301
Total liabilities minority interest and equity
capital		$76,683,021

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,
Senior Vice President and Comptroller

     We, the undersigned directors. attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi
Gerald L. Hassell	Directors
Alan R. Griffith